UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL, 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	*	*
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	*	*

*       On February 10, 2023, the registrant’s securities were suspended from trading on the NYSE American LLC (“NYSE American”). Prior to the suspension, the trading symbols of the registrant’s Class A common stock and warrants were “ADRA” and “ADRA.WS,” respectively. Following the suspension, trades in the registrant’s securities began being quoted on the OTC Pink Open Market under the same trading symbols. Effective March 20, 2023, the trading symbols for the registrant’s Class A common stock and warrants were changed to “AENT” and “AENTW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or a Obligation Made Under an Off-Balance Sheet Arrangement of a Respondent.

On June 6, 2023, Bruce Ogilvie made a loan in the principal amount of $7,595,520 (the “Loan”) to Alliance Entertainment Holding Corporation (the “Company”). The purpose of the loan was for the Company to receive an additional 3% early payment discount of an amount of $235,296.00 from one of the Company’s suppliers. The Loan has no specified terms but is expected to be repaid from cash flow on or before June 30, 2023. The Company agreed to pay interest on the Loan at the rate of BSBY plus 3% per annum calculated daily. The expected interest cost to be paid to Mr. Ogilvie if BSBY remains at 5.16% and paid on June 30, 2023 would be approximately $41,000. This amount is subject to change based upon BSBY daily rate fluctuation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2023	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ John Kutch
Name: John Kutch Title: Chief Financial Officer